UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013.

MONARCHY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-172825	46-0520633
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

243 Teresa St. Sta Mesa, Sampaloc, Manila, Philippines
(Address of principal executive offices)

 Telephone: 632-725-3389
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry Into a Definitive Material Agreement

Acquisition of an Initial 28% Interest in New World Metals, S.A.P.I. de C.V.

On May 14, 2013, the Company entered into a Share Exchange Agreement for an initial 28% of New World Metals, S.A.P.I. de C.V. (“New World”), a Mexican mining operator based in Chihuahua, Mexico.  Under the terms of the Agreement, the Company will issue a total of 10,000,000 common shares of the Company at a deemed price of $1.00 per share for a total purchase value of $10,000,000 in exchange for 28% of the outstanding shares of New World.

New World Metals currently owns the rights to the mining operations of two operational mines in Chihuahua, Mexico, which are currently producing 200 tons of mineral per day with averages of 600 grams of Silver and 3 grams of Gold per ton.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

           Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Ex. 1 Share Exchange Agreement dated May 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCHY RESOURCES INC.

Date: May 14, 2013.	/s/ Marc Andrew Mercado
------------------------------- MARC ANDREW MERCADO